UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 19, 2014

Waste Management, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. employer identification number)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 19, 2014, Waste Management, Inc. (the “Company”) announced that it will redeem the entire outstanding principal amount of its 6.375% Senior Notes due March 2015, 7.125% Senior Notes due December 2017 and 7.375% Senior Notes due March 2019 (the “Notes”). The redemption date for the Notes is January 20, 2015. The aggregate principal amount of the Notes outstanding is $946.8 million. The redemption price for each series of Notes will include a make-whole premium, which will be calculated three business days prior to the redemption date in accordance with the terms of the Notes and related indenture, plus accrued and unpaid interest on the Notes up to, but excluding, the redemption date. The Company plans to use cash on hand to fund the redemption of the Notes, pending consideration of potential debt refinancings.

A copy of the press release announcing the redemption is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press Release dated December 19, 2014 regarding Notes Redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: December 19, 2014

	By:	/s/ Courtney A. Tippy
Name: Courtney A. Tippy
Title: Corporate Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated December 19, 2014 regarding Notes Redemption.